Exhibit 10.1

“Amendment” to the Siemens-Stereotaxis “Extended Collaboration Agreement” dated May 27, 2003 and pursuant to the original Siemens-Stereotaxis “Collaboration Agreement” dated June 8, 2001, each by and between Stereotaxis, Inc. (“Stereotaxis”) and Siemens Aktiengesellschaft, Medical Solutions (“Siemens”).

1. Purpose:

Siemens and Stereotaxis (each a “Party” and together the “Parties”) have been engaged in a collaboration including marketing, sales, service, and system/software integration. Siemens and Stereotaxis acknowledge the importance of the joint relationship and desire to extend the collaboration.

2. Goals:

Siemens and Stereotaxis’ mutual goals to extend their collaboration include:

•	To extend the system product line with enhancements and next generation versions of the C-arm and Magnet System that provide good business opportunities.

•	To enhance the procedure workflow through the integration of software workstations such as the Siemens 3D Workstation.

•	To pursue new clinical applications with the joint system driving additional product sales.

•	To continue the coordination of marketing, promotions and sales to maximize sales of the joint system.

•	To continue the coordination of global first level services by Siemens of labs including the Stereotaxis systems.

3. Joint Developments:

Either Party may propose new joint development projects during the collaboration. The Parties shall jointly review each proposed project within a reasonable period of time. Each Party must, in its discretion, either disapprove the project, or approve the project in writing prior to proceeding based upon an estimate of cost, cost and work allocation, resources, customer value and resolution of other matters and issues related to the project of interest to each of the Parties. Once a project has been jointly approved by both Parties, each Party agrees to the carry out joint development in close cooperation. Limited exclusivity terms will be considered where appropriate on reasonable terms especially where a proprietary or unique contribution is included in the joint project. Both parties agree to continue to support new releases and customers in the field for all existing and new joint products on a commercially reasonable basis.

4. Term and Termination

This Section of the Amendment shall replace Subsection 11.1 of, and extend the term of, the Extended Collaboration Agreement for an additional three (3) years from the Effective Date of this Amendment, during which time the Extended Collaboration Agreement may only be terminated as set forth in Subsection 11.2 thereof. Thereafter, the Extended Collaboration Agreement shall automatically renew for successive one (1) year periods (each, a “Renewal Term”) until terminated either (i) by notice of either Party to the other Party, which notice must be provided within the first six (6) months of any Renewal Term, with such termination to be effective at the end of the then current Renewal Term, or (ii) as otherwise provided in Subsection 11.2 of the Extended Collaboration Agreement.

5. Miscellaneous

Except as expressly modified or supplemented by this Amendment, all terms and conditions of the Extended Collaboration Agreement and the Collaboration Agreement remain in full force and effect and the terms of the Extended Collaboration Agreement shall, as applicable, govern this Amendment. This Amendment constitutes the entire agreement and understanding between the parties with respect to the subject matter contemplated herein and supersedes all previous negotiations, agreements and representations between the parties, written or oral, all of which shall be deemed to be merged in to this Amendment.

For the convenience of the Parties, copies of this Amendment may be executed in counterparts and signature pages exchanged by facsimile or electronically in portable document format (a/k/a pdf), and all of such copies together shall constitute one instrument.

The Effective Date of this Amendment is May 1st, 2006. Accepted and agreed by:

STEREOTAXIS, INC.	SIEMENS AKTIENGESELLSCHAFT,
MEDICAL SOLUTIONS

/s/ James M. Stolze	/s/ Reinmar Killmann
(Signature)	(Signature)

James M. Stolze	Reinmar Killmann
(Name)	(Name)

Chief Financial Office	AX PLM-CW C
(Title)	(Title)

/s/ Michael Sigmund
(Signature)

Michael Sigmund
(Name)

KL AX (CFO)
(Title)